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                                                                     Exhibit 1.3


             Form of Lock-Up Agreement for Preferred Share Exchange


                                 June __, 2004


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
LEGG MASON WOOD WALKER, INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.

as Representatives of the several Underwriters
c/o  Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013

     Re: Proposed Public Offering by Lodgian, Inc.

Dear Sirs:

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Citigroup Global Markets Inc. ("Citigroup"), Banc of America Securities LLC, Legg Mason Wood Walker, Incorporated and Raymond James & Associates, Inc., as representatives of the underwriters (the "Underwriters") propose to enter into a Purchase Agreement (the "Purchase Agreement") with Lodigian, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Offering") of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that the Offering will confer upon the undersigned as stockholders of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree, with each Underwriter to be named in the Purchase Agreement that from the date hereof until (1) as to all Lock-Up Securities, as defined below, December 22, 2004; and
(2) as to not less than fifty percent (50%) of each of the undersigned's Lock-Up Securities, March 22, 2005; or, if earlier, the termination of the Purchase Agreement (the "Lock-up Period"), the undersigned will not, without the prior written consent of Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of Common Stock received in the Preferred Share Exchange (as defined in Registration Statement No. 333-113410 as amended, filed with the United States Securities and Exchange Commission) (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic






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consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.



                                   Very truly yours,

                                   By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED


                                   By:
                                      --------------------------------------
                                      Authorized Signatory

                                   By: OAKTREE CAPITAL MANAGEMENT, LLC


                                   By:
                                      --------------------------------------
                                      Authorized Signatory


                                   By: BRE/HY FUNDING L.L.C.


                                   By:
                                      --------------------------------------
                                      Authorized Signatory